UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2017 (June 30, 2017)
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2017, certain subsidiaries of OUTFRONT Media Inc. (the “Company”) entered into a three-year $100.0 million revolving accounts receivable securitization facility (the “AR Facility”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as a committed purchaser, group agent and administrative agent (“BTMU”).

In connection with the AR Facility, Outfront Media LLC, a wholly-owned subsidiary of the Company (the “Originator”) will, pursuant to a Purchase and Sale Agreement, dated as of June 30, 2017 (the “Purchase and Sale Agreement”), between the Originator and Outfront Media Receivables LLC, a special purpose vehicle and wholly-owned subsidiary of the Company (the “SPV”), sell and/or contribute its existing and future accounts receivable and certain related assets to the SPV. On each business day until payment in full of all of its obligations under the AR Facility, the SPV will transfer an undivided interest in the accounts receivable to certain purchasers from time to time (the “Purchasers”), pursuant to a Receivables Purchase Agreement, dated as of June 30, 2017 (the “Receivables Purchase Agreement”), by and among the Originator, the SPV, the Purchasers party thereto, certain agents from time to time party thereto, and Gotham Funding Corporation, as a conduit purchaser. The Originator will service the accounts receivables on behalf of the SPV for a fee. The SPV has granted the Purchasers a security interest in all of its assets to secure its obligations under the Receivables Purchase Agreement. In addition, pursuant to a Performance Guaranty, dated as June 30, 2017 (the “Performance Guaranty”), between the Company and BTMU, the Company has agreed to guaranty the performance by the Originator, in its capacity as originator and servicer, of its obligations under the Receivables Purchase Agreement and the Purchase and Sale Agreement. Neither the Originator nor the SPV guarantees the collectability of the receivables under the AR Facility.

The SPV pays Yield (as defined in the Receivables Purchase Agreement) at the then applicable Yield Rate (as defined in the Receivables Purchase Agreement) with respect to amounts advanced by the Purchasers under the AR Facility. The Company is also required to pay a program fee and a commitment fee in connection with the AR Facility.

The Receivables Purchase Agreement, the Purchase and Sale Agreement and the Performance Guaranty contain customary representations and warranties, affirmative and negative covenants, and termination events provisions, including but not limited to those providing for the acceleration of amounts owed under the AR Facility if, among other things, the SPV fails to pay Yield or other amounts due, the SPV becomes insolvent or subject to bankruptcy proceedings or certain judicial judgments, or the SPV breaches certain representations and warranties or covenants.

The foregoing descriptions of the Receivables Purchase Agreement, the Purchase and Sale Agreement and the Performance Guaranty are qualified in their entirety by reference to the Receivables Purchase Agreement, the Purchase and Sale Agreement and the Performance Guaranty, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1
Receivables Purchase Agreement, dated as of June 30, 2017, by and among Outfront Media LLC, Outfront Media Receivables LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, the other parties thereto from time to time as purchasers and group agents, and Gotham Funding Corporation.

10.2	Purchase and Sale Agreement, dated as of June 30, 2017, between Outfront Media LLC and Outfront Media Receivables LLC.

10.3	Performance Guaranty, dated as of June 30, 2017, between OUTFRONT Media Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 3, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1
Receivables Purchase Agreement, dated as of June 30, 2017, by and among Outfront Media LLC, Outfront Media Receivables LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, the other parties thereto from time to time as purchasers and group agents, and Gotham Funding Corporation.

10.2	Purchase and Sale Agreement, dated as of June 30, 2017, between Outfront Media LLC and Outfront Media Receivables LLC.

10.3	Performance Guaranty, dated as of June 30, 2017, between OUTFRONT Media Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch.